KRANZCO REALTY TRUST
                      1,800,000 Shares
   9 1/2% Series D Cumulative Redeemable Preferred Shares
          (Liquidation Preference $25.00 Per Share)


                   UNDERWRITING AGREEMENT

                                        December 10, 1997



SALOMON BROTHERS INC
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
FRIEDMAN, BILLINGS RAMSEY & CO., INC.

     As Representatives of the Several Underwriters

c/o  SALOMON BROTHERS INC
      Seven World Trade Center
      New York, New York  10048

Ladies and Gentlemen:

          Kranzco Realty Trust, a Maryland real estate investment trust (the "Trust"), proposes to issue and sell an aggregate of 1,800,000 shares (the "Firm Shares") of the Trust's 9 1/2% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (liquidation preference $25.00 per share) (the "Series D Preferred Shares"), to you and the other underwriters named in Schedule I hereto (collectively the "Underwriters") for whom you are acting as Representatives (the "Representatives"). The Trust also proposes to sell to the Underwriters, upon the terms and conditions set forth in
Section 2 hereof, up to an additional 270,000 shares (the "Additional Shares") of Series D Preferred Shares. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

          The Trust wishes to confirm as follows its agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

          1. REGISTRATION STATEMENT AND PROSPECTUS. The Trust has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 (Registration No. 333-32597) including a prospectus relating to the registration of the Shares and such other securities which may be offered from time to time by the Trust in accordance with Rule 415 under the Act. Such registration statement (as amended, if applicable) has been declared effective by the Commission on August 14, 1997.
The Term "Prospectus" as used in this Agreement means the prospectus in the form included in the registration statement at the time it was declared effective together with the Prospectus Supplement relating to the offering of the Shares under Rule 415 of the Act dated the date hereof in the form filed with the Commission on or after the date hereof (the "Prospectus Supplement"). Such registration statement (as amended, if applicable), on the one hand, and the prospectus constituting a part thereof and the prospectus supplement relating to the offering of the Shares provided to the Underwriters by the Trust for use (whether or not such prospectus supplement is required to be filed with the Commission by the Trust pursuant to the Act), on the other hand, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Exchange Act") are referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Shares to which it relates. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Trust under Rule 462(b) of the Act (a "Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein and any prospectus or any term sheet as contemplated by Rule 434 of the Act (a "Term Sheet") (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, even though not specifically stated, any document filed under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

          2. AGREEMENTS TO SELL AND PURCHASE. (a) On the basis of the representations, warranties and agreements of the Trust herein contained and subject to all the terms and conditions of this Agreement, the Trust agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $24.2125 per share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

          (b) The Trust also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Trust herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Trust, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange, Inc. (the "NYSE") is open for trading), up to an aggregate of 270,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Trust the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

          3. TERMS OF PUBLIC OFFERING. The Trust has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been entered into and, if necessary, any post-effective amendment to the Registration Statement (as defined herein), has become effective as in your reasonable judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus (as defined herein).

          4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, at 10:00 A.M., New York City time, on December 11, 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Trust.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Salomon Brothers Inc at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Trust of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Trust.

          Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M. New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

          5.   REPRESENTATIONS AND WARRANTIES OF THE TRUST.
The Trust represents, warrants and covenants to the Underwriters as set forth below.

          (a) The Registration Statement became effective on August 14, 1997. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust, threatened by the Commission or by the state securities authority of any jurisdiction.

          (b)  The Registration Statement and the
     Prospectus, including the financial statements, schedules and related notes included in the Prospectus and, if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. The Prospectus, including the financial statements, schedules and related notes included in the Prospectus, and if applicable, any Term Sheet to the Prospectus, as of the date hereof and at the time the Registration Statement became effective, and at the Closing Date, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, did or will comply in all material respects with all applicable provisions of the Act and will contain all statements required to be stated therein in accordance with the Act. On the date the Registration Statement was declared effective, on the date hereof, on the date of filing of any Rule 462(b) Registration Statement and on the Closing Date no part of the Registration Statement or any amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made, therein not misleading. On the date the Registration Statement was declared effective, on the date hereof, as of its date, on the date of filing of any Rule 462(b) Registration Statement and at the Closing Date, the Prospectus and the Prospectus Supplement did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If a Rule 462(b) Registration Statement is filed in connection with the offering and sale of the Shares, the Trust will have complied or will comply with the requirements of Rule 111 under the Act relating to the payment of filing fees therefor. The foregoing representations and warranties in this
     Section 5(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Trust by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

          (c) The Trust has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act.

          (d) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to
     Item 12 of Form S-3 under the Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information in and incorporated by reference in the Prospectus, at the time the Registration Statement became effective, and as of the Closing Date, or during the period specified in Section 6(b) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 5(d) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Trust by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.

          (e)  The financial statements, supporting
     schedules and related notes included, or incorporated by reference, in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involve, except as otherwise disclosed in the Prospectus. The financial information and data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in the Prospectus, pro forma and/or as adjusted financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Act and the American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included or incorporated by reference therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. The Trust's ratio of earnings to fixed charges and preferred dividend requirements included in the Prospectus and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. No other financial statements (or schedules) of the Trust, or any predecessor of the Trust are required by the Act or the Exchange Act to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants") who have reported on such financial statements, schedules and related notes, are independent public accountants with respect to the Trust as required by the Act.

          (f)  Since the respective dates as of which
     information is given in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Trust and the Subsidiaries (as defined below), taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and (ii) except as set forth or contemplated in the Prospectus, neither the Trust nor any of the Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Trust and the Subsidiaries, taken as a whole.

          (g) The Trust has been duly organized and is validly existing as a business trust and is in good standing under the laws of the state of Maryland, with such power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not (1) have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Trust and the Subsidiaries (as defined below), taken as a whole, (2) adversely affect the issuance or validity of the Shares or (3) adversely affect the consummation of any of the transactions contemplated by this Agreement (each of (1), (2) and (3) above, a "Material Adverse Effect") (which jurisdictions of foreign qualification are identified in SCHEDULE 5(g) hereto); except for investments in the Subsidiaries, in short-term investment securities and in other securities as described in the Registration Statement or Prospectus, the Trust has no direct or indirect equity or other interest in any corporation, partnership, limited liability company, trust, joint venture, association or other entity; each of the Trust's subsidiaries (within the meaning of Regulation S-X under the Act) is identified on SCHEDULE 5(g) hereto (the "Subsidiaries") and has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization with corporate or partnership power and authority, as the case may be, to own or lease its properties and conduct its business as presently conducted and as described in the Prospectus, and has been duly qualified as a foreign corporation or foreign partnership, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect (which jurisdictions of organization and foreign qualification are identified in SCHEDULE 5(g) hereto); all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; all the outstanding shares of capital stock, all partnership interests and all membership interests of each Subsidiary are owned by the Trust, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

          (h) This Agreement has been duly authorized, executed and delivered by the Trust; and this Agreement constitutes the valid and legally binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except that the enforceability of this Agreement may be limited by the effect of bankruptcy, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and by general principles of equity, whether such enforcement is considered in a proceeding in equity or at law, and by the discretion of the court before which any proceeding therefor may be brought.

          (i) The Shares have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable (except that shareholders of the Trust may be subject to personal liability with respect to certain claims for torts, contracts, taxes and statutory and other liabilities in some jurisdictions to the extent such claims are not satisfied by the Trust) and will not be subject to any preemptive or similar right and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE. The form of certificate for the Shares will comply with all applicable legal and NYSE requirements in all material respects. The holders of outstanding shares of beneficial interest of the Trust are not entitled to preemptive or other rights to subscribe for the Shares. The capital stock of the Trust conforms to the description thereof in the Registration Statement and the Prospectus in all material respects. Upon payment of the purchase price per share and delivery of certificates representing the Shares in accordance herewith, each of the Underwriters will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances and claims (other than those created by the Underwriters).

          (j) Neither the Trust nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under (1) its declaration of trust, certificate of incorporation or partnership agreement, certificate of limited partnership, operating agreement, or certificate of formation or other organization document, as the case may be (in each case as amended to the date of this Agreement), (2) its by-laws (as amended to the date of this Agreement) or (3) any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement or other agreement or instrument or obligation to which the Trust or such Subsidiary is a party or by which it or any of its properties is bound, except, with respect to clauses (2) and (3), for violations and defaults which individually or in the aggregate would not have a Material Adverse Effect; the issue and sale of the Shares and the performance by the Trust of all of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other material agreement or instrument to which the Trust or any Subsidiary is a party or by which the Trust or any Subsidiary is bound or to which any of the property or assets of the Trust or any Subsidiary is subject, except for such conflicts, breaches, defaults or violations which individually or in the aggregate would not have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the declaration of trust of the Trust or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties, except for such violations which individually or in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Trust of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications (x) as have been obtained under the Act and the Exchange Act, (y) as may be required under state securities or Blue Sky laws or Sections 2710 and 2720 of the Conduct Rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriter or (z) the failure of which to obtain would not have a Material Adverse Effect.

          (k) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Trust, threatened to which the Trust or any of the Subsidiaries is or may be a party or to which any property of the Trust or any of the Subsidiaries is or may be the subject which, if determined adversely to the Trust, could individually or in the aggregate be expected to have a Material Adverse Effect; there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and the descriptions of the terms of all such contracts and documents contained or incorporated by reference in the Registration Statement or Prospectus are complete and correct in all material respects.

          (l) The authorized capital stock of the Trust consists of 100 million shares of beneficial interest, $.01 par value per share. Additionally, of these authorized shares of beneficial interest, 10,347,279 common shares (the "Common Shares") are currently issued and outstanding, and (i) 11,155 shares have been designated as Series A-1 Increasing Rate Cumulative Convertible Preferred Shares (Series A-1 Shares"), of which 11,155 shares are currently issued and outstanding, (ii) 1,235,000 shares have been designated as 9.75% Series B-1 Cumulative Convertible Preferred Shares ("Series B-1 Shares"), of which 274,606 shares are currently issued and outstanding, (iii) 1,235,000 shares have been designated as 9.75% Series B-2 Cumulative Convertible Preferred Shares ("Series B-2 Shares") of which 908,725 shares are currently issued and outstanding, (iv) 395,834 shares have been designated as Series C Cumulative Redeemable Preferred Shares ("Series C Shares"), of which 222,750 shares are currently issued and outstanding, and (v) 3,450,000 Shares have been designated as 9 1/2% Series D Cumulative Redeemable Preferred Shares ("Series D Shares", collective with Series A-1 Shares, Series B-1 Shares, Series B-2 Shares and Series C Shares hereafter referred to as the "Preferred Series"), none of which are presently outstanding. All of the outstanding Common Shares and Preferred Series have been duly and validly authorized and issued and are fully paid and non-assessable (except that shareholders of the Trust may be subject to personal liability with respect to certain claims for torts, contracts, taxes and statutory and other liabilities in some jurisdictions to the extent such claims are not satisfied by the Trust) and have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal and state securities laws).

          (m)  The Trust or a Subsidiary has good and
     marketable title to each Property, in each case free of any lien, mortgage, pledge, charge or encumbrance of any kind except those (i) referred to in the Prospectus or (ii) which do not affect or detract from the value of such Property or interfere with the use made and proposed to be made of such Property by the Trust and the Subsidiaries and which individually and in the aggregate are in an amount which would not have a Material Adverse Effect.

          (n) Except as disclosed in the Prospectus, each entity identified in the Prospectus as a tenant of any Property, or a subtenant thereof, has entered into a lease or a sublease, if applicable, for the possession of such Property; except as disclosed in the Prospectus, each such lease is in full force and effect and neither the Trust nor any of the Subsidiaries has notice of any defense to the obligations of the tenant thereunder or any claim asserted or threatened by any person or entity, which claim, if sustained, would have a Material Adverse Effect; and except as disclosed in the Prospectus, the lessor under each lease has complied with its obligations under such lease in all material respects other than where such failure to comply, either individually or in the aggregate, would not have a Material Adverse Effect, and neither the Trust nor any of the Subsidiaries has notice of any default by the tenant under such lease which, individually or in the aggregate with other such defaults, would have a Material Adverse Effect.

          (o) The mortgages and deeds of trust encumbering the Properties are not (i) cross-defaulted to any indebtedness other than indebtedness of the Trust or any of the Subsidiaries or (ii) cross-collateralized to any property not owned by the Trust or any of the Subsidiaries.

          (p) The Trust and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which they are engaged and such insurance is adequate for the value of their properties; to the knowledge of the Trust, all policies of insurance insuring the Trust or the Subsidiaries or their respective businesses, assets, employees, officers, trustees and directors, as the case may be, are in full force and effect; the Trust and the Subsidiaries are in compliance with the terms of such policies in all material respects and there are no claims by the Trust or by the Subsidiaries under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause, other than claims which individually or in the aggregate would not have a Material Adverse Effect.

          (q) The Trust has filed all federal, and to the Trust's knowledge all state and foreign, income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith.

          (r) The Trust and each Subsidiary own, possess and have obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations ("Authorizations") from, and have made all material declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals necessary to own or lease, as the case may be, and to operate their properties and to carry on their business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not have a Material Adverse Effect, and none of the Trust or any Subsidiary has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Prospectus and except, in each case, where such revocation or modification would not have a Material Adverse Effect; and the Trust and each Subsidiary are in compliance with all laws, rules and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except where noncompliance with such laws, rules or regulations would not have a Material Adverse Effect.

          (s) To the Trust's knowledge, the Accountant, who has audited certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, is an independent public accountant as required by the Act.

          (t) To the Trust's knowledge, no relationship, direct or indirect, exists between or among the Trust or the Subsidiaries on the one hand, and the directors, trustees, officers, stockholders, customers or suppliers of the Trust or the Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

          (u) The Trust and its Subsidiaries are not now and after the sale of the Shares to be sold hereunder and application of the net proceeds from such sale as described in the Prospectus Supplement under the caption "Use of Proceeds," none of them will be, an "investment company", or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (v) The Trust and its Subsidiaries are organized and operate in a manner so as to qualify as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Code and the rules and regulations thereunder as currently in effect, and have elected to be taxed as a REIT under the Code commencing with the taxable year ending December 31, 1992. The Trust and its Subsidiaries intend to continue to qualify as a REIT for the foreseeable future.

          (w) The conditions for the use by the Trust of a registration statement on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied in all material respects and the Trust is entitled to use such form for the transactions contemplated herein.

          (x) Other than as disclosed in the Prospectus, the Trust has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Properties or (b) any unlawful spills, releases, discharges or disposals of Hazardous Materials that have occurred or are presently occurring from the Properties as a result of any construction on or operation and use of the Properties, which presence or occurrence would individually or in the aggregate have a Material Adverse Effect.

          (y) Other than as disclosed in the Prospectus, the Trust and the Subsidiaries (i) to the Trust's knowledge, are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) to the Trust's knowledge, have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate have a Material Adverse Effect.

          (z) In the ordinary course of its business, the Trust engages environmental consultants and other experts to conduct reviews of the effect of Environmental Laws on the business, operations and properties of the Trust and the Subsidiaries, in the course of which the Trust identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and other than as described in the Prospectus, the Trust has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

          (aa) Subsequent to the respective dates as of which information is given in the Prospectus, (i) the Trust has not purchased any of its outstanding shares of capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its shares of capital stock other than regular periodic dividends on such shares; and (ii) there has not been any material change in the shares of capital stock of the Trust or any material change in the short-term debt or long-term debt of the Trust and the Subsidiaries on a consolidated basis, except as described in or contemplated by the Prospectus. Other than as described in or contemplated by the Prospectus (including the Incorporated Documents), there are no outstanding warrants or options to purchase or rights to acquire any shares of capital stock of the Trust and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of the Trust pursuant to the Trust's declaration of trust or by-laws, any agreement or other instrument to which the Trust is a party or by which the Trust is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any banking or insurance regulatory agency or body), or arbitrator having jurisdiction over the Trust. No holders of securities of the Trust or of securities convertible into or exchangeable for securities of the Trust have rights to the registration of such securities of the Trust under the Registration Statement.

          (bb) The Trust has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares, and the Trust has not distributed and has agreed not to distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus or other material permitted by the Act.

          (cc) The Trust maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to the books and records of the Trust is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (dd) There is (i) no significant unfair labor practice complaint pending against the Trust or any of the Subsidiaries or, to the knowledge of the Trust, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Trust or any of the Subsidiaries or, to the knowledge of the Trust, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Trust or any of the Subsidiaries or, to the knowledge of the Trust, threatened against it or any of the Subsidiaries except for such actions specified in clause (i) or (ii) above which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (ee) No statement, representation, warranty or covenant made by the Trust in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters is, or will be, when made, inaccurate, untrue or incorrect in any material respect; it being understood that no representation is made under this Section 5(ee) with respect to the Registration Statement or the Prospectus which are the subject of representations contained in other paragraphs in this Section 5.

          (ff) Any certificate or other document signed by any officer or authorized representative of the Trust or any Subsidiary, and delivered to the Underwriter or to counsel for the Underwriter in connection with the sale of the Shares shall be deemed a representation and warranty by such entity to the Underwriter as to the matters covered thereby.

          (gg) The Shares will have the following investment grade rating from Fitch Investors Services, L.P.
     ("Fitch") ("BB-");

          (hh) Each of the documents listed on Schedule 5(hh) hereto (collectively, the "Georgia Acquisition Documents") has been duly authorized and executed by the Trust or any Subsidiary, as the case may be, and each Georgia Acquisition Document, assuming the due authorization, execution and delivery by the other party or parties thereto, constitutes a valid and binding agreement of each such party thereto enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors' rights and general principles of equity.

          (ii) None of the Trust, any of its Subsidiaries or any employee or agent of any of them, has made by payment of funds of the Trust or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a chapter required to be disclosed in the Prospectus.

          (jj) The assets of the Trust and the Subsidiaries do not constitute "plan assets" as defined in Department of Labor Regulations Section 2510-3-101 promulgated under the Employee Retirement Income
     Security Act of 1974, as amended ("ERISA").

          (kk) The Trust has complied with all provisions of Florida Statutes, Section 517.075 relating to issuers doing business with Cuba.

          (ll) The relevant purchase agreements included in the Georgia Acquisition Documents give the Trust
     (directly or indirectly) the right (subject only to customary closing deliveries and other closing conditions), upon payment of the amounts provided in such Georgia Acquisition Documents, to acquire
     (directly or indirectly) the Georgia Properties (as defined in the Prospectus Supplement). The Georgia
     Acquisition Documents and all deeds, assignments, and other documents delivered or to be delivered in connection therewith will be legally sufficient to effect the sale to a subsidiary of the Trust of all right, title and interest in and to the Georgia
     Properties upon payment of the amounts provided for in the Georgia Acquisition Documents. Upon the consummation of the transactions contemplated by the Georgia Acquisition Documents, the Trust (either directly or through a subsidiary) will have, good and marketable title in fee simple to each of the Georgia
     Properties free and clear of all liens, charges, encumbrances, claims, security interests, defects, and restrictions, other than those described in the Prospectus Supplement and those which do not and will not have a Material Adverse Effect.

          (mm) To the knowledge of the Trust, all physical condition (engineering) reports obtained by the Trust for the Georgia Properties are true and correct in all material respects.

          (nn) The Trust has reasonably investigated the extent of any pre-existing or recent property damage to any of the Georgia Properties, including, but not limited to, the property located in the Village of Mableton, as well as any personal injuries of which the Trust has knowledge which may arise out of such property damage or any of the actions, events or occurrences which may be related to any such damage or injury; all known losses (including demolition and reconstruction costs, liability for personal injury and the destruction of third-party property and any other economic losses) arising out of the foregoing will be either covered by adequate insurance or other proceeds or borne by existing tenants and their insurers, except for losses which individually or in the aggregate would not have a Material Adverse Effect.

          (oo) The aggregate market value of the Trust's voting shares of beneficial interest held by non-affiliates of the Trust is $150 million or more and the Trust had a trading volume of such shares of 3,000,000 shares or more during the 12 month period ended the date hereof.

          6. AGREEMENTS OF THE TRUST. The Trust agrees with the Underwriters as follows:

          (a) To file the Prospectus Supplement in a form approved by you with the Commission within the applicable time period prescribed for such filing by Rule 424; and to furnish copies of the Prospectus to the Underwriters in New York City as soon as practicable following the execution and delivery of this Agreement in such quantities as you may reasonably request and to promptly file this Agreement with the Commission on Form 8-K following the execution and delivery of this Agreement.

          (b) To deliver to each Representative and counsel for the Underwriters, at the expense of the Trust, a copy of the Registration Statement (as originally filed) and each amendment thereto, including, in each case, to the extent requested by such Underwriter or such counsel, exhibits and documents incorporated by reference therein, which, in the case of copies delivered to the Representatives shall be conformed and in the case of copies delivered to counsel for the Underwriters shall be manually executed and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request, as soon as practicable after their having been filed with the Commission.

          (c) Before filing any amendment or supplement to the Registration Statement or the Prospectus during the period referred to in paragraph (e) below, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object.

          (d) To file timely all reports and any definitive proxy or information statements required to be filed by the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period, to advise you and counsel for the Underwriters promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information,
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (iv) of the occurrence of any event, within the period referenced in paragraph
     (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (v) of the receipt by the Trust of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (e) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Trust, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Trust) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law. The Trust consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. The Trust shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof.

          (f) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; PROVIDED that the Trust shall not be required to file a general consent to service of process in any jurisdiction or to make any undertaking with respect to the conduct of its business.

          (g) To make generally available to its security holders and to you as soon as practicable but not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Commission promulgated under the Act) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of
     Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

          (h) During the period of five years commencing at the Execution Time, to furnish to you copies of all reports or other communications (financial or other) furnished generally to holders of Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

          (i) To use the net proceeds of the offering of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

          (j) The Trust will comply with all the provisions of any undertakings contained in the Registration
     Statement.

          (k) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or
     Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Trust to comply with the terms or fulfill any of the conditions of this Agreement, the Trust agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) reasonably incurred by you in connection herewith.

          (l) The Trust will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares in violation of the Act.

          (m) The Trust will use its best efforts to have the Shares listed, subject to notice of issuance, on the New York Stock Exchange concurrently with the execution of this Agreement and to maintain the listing of the Shares on the NYSE for a period of three years after the Closing Date provided that the Shares are issued and outstanding and thereafter the Trust will use its best efforts to continue to maintain the listing of the Shares on the NYSE unless the Trust's Board of Trustees determines that it is no longer in the best interests of the Trust for the Shares to continue to be so listed.

          (n)  The Trust will use its best efforts to
     continue to meet the requirements to qualify as a "real estate investment trust" under the Code, unless the Trust's Board of Trustees determines that it is no longer in the best interests of the Trust and its stockholders to continue to be so qualified.

          (o)  The Trust has filed the articles
     supplementary designating the Series D Preferred Shares with the State Department of Assessments and Taxation of Maryland.

          7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm
Shares hereunder are subject to the following conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by such Rule; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

          (b)  Subsequent to the effectiveness of this
     Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Trust and the Subsidiaries taken as a whole not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Trust or any officer or trustee of the Trust which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Trust and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, adversely affect the market for the Shares.

          (c)  The Underwriters shall have received
     opinions, dated the Closing Date and, with respect to the Additional Shares, the Option Closing Date, and reasonably satisfactory in form and substance to counsel for the Underwriters, from (i) Robinson Silverman Pearce Aronsohn & Berman LLP, counsel for the Trust, (ii) Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Trust and (iii) Michael P. Markman, Esq., in his capacity as General Counsel and Assistant Secretary of the Trust, in the form attached hereto as Annex 7(c).

          In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Trust as to laws of any jurisdiction other than the United States or the State of New York or the State of Maryland and such opinion may be subject to the limitations and assumptions with respect to matters concerning the laws of such jurisdiction contained in such other counsel's opinion, provided that (1) each such local counsel is reasonably acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon, and a copy of each such opinion is delivered to the Underwriters and is, in form and substance, reasonably satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. In addition, in rendering the foregoing opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Trust and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the existence or good standing of the Trust, provided that copies of all such opinions, statements or certificates shall be delivered to Underwriters' counsel.

          (d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Trust by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

          (e)  The Underwriters shall have received an
     opinion, dated the Closing Date and, with respect to the Additional Shares, the Option Closing Date, from Battle Fowler LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives, and such counsel shall have been provided by the Trust with such documents and information as they may reasonably request to enable them to pass on such matters. In rendering such opinion, such counsel may rely, as to matters of Maryland law, on the opinion of Ballard Spahr Andrews & Ingersoll.

          (f) On the date hereof or such other date as the Underwriters may agree to, Arthur Andersen LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters (and to its counsel), confirming that they are independent public accountants with respect to the Trust and its Subsidiaries as required by the Act and with respect to the financial and other statistical and numerical information contained in the Registration Statement and containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the AICPA's Statement on Auditing Standards 72. At the Closing Date and, as to the Additional Shares, at any Option Closing Date, Arthur Andersen LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the applicable Option Closing Date, as the case may be, which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the applicable Option Closing Date, as the case may be.

          (g)  (i) No stop order suspending the
     effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Trust, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Trust nor any material increase in the short-term or long-term debt of the Trust and the Subsidiaries on a consolidated basis from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Trust and the Subsidiaries taken as a whole; (iv) the Trust and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Trust and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto);
     (v) no proceedings shall be pending or, to the knowledge of the Trust, threatened against the Trust or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect; and (vi) all the representations and warranties of the Trust contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Trust (or such other officers as are acceptable to you on behalf of the Trust), to the effect set forth in this Section 7(g) and in
     Section 7(h) hereof.

          (h) The Trust shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder or thereunder at or prior to the Closing Date.

          (i) Prior to the Closing Date, the Shares shall have been approved for listing, subject to notice of issuance, on the NYSE.

          (j) The Trust shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          (k)  Within two days of the date of  this
     Agreement, the Trust shall have duly filed the articles supplementary designating the Series D Preferred Shares with the State Department of Assessments and Taxation of Maryland.

          (l) At the Closing Date, the Shares shall have the rating accorded by "nationally recognized statistical organization," as defined by the Commission for purposes of Rule 436(g)(2) under the Act, as specified in Section 5(gg) hereto, and the Trust shall have delivered to Salomon Brothers Inc a letter, dated as of such date, from such rating organization, or other evidence satisfactory to Salomon Brothers Inc, confirming that the Shares have such ratings. Since the date hereof, there shall not have occurred a downgrading in the rating assigned to the Shares or any of the Trust's securities or other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Shares or any of the Trust's securities or other securities.

          (m) At the Closing Date and, if later, at any applicable Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

          Any certificate or document signed by any officer of the Trust and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Trust to each Underwriter as to the statements made therein.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 7, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs
(c) and (e) through (g) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(c) and (e) shall be revised to reflect the sale of Additional Shares.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) The Trust agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Trust by or on behalf of any Underwriter through you expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Trust may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Trust, such Underwriter or such controlling person shall promptly notify the Trust and the Trust shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Trust has agreed in writing to pay such fees and expenses, (ii) the Trust has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Trust and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Trust by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Trust shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Trust shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Salomon Brothers Inc, and that all such fees and expenses shall be reimbursed as they are incurred; provided however, that the Trust shall be responsible for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) for such Underwriters and controlling persons who have actual or potential differing interests with you or among themselves. The Trust shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Trust agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, its trustees, its officers who sign the Registration Statement, and any person who controls the Trust within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Trust to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Trust, any of its trustees, any such officer, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph
(c), such Underwriter shall have the rights and duties given to the Trust by paragraph (b) above (except that if the Trust shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Trust, its trustees, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph
(b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d)  If the indemnification provided for in this
Section 8 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnifying party, shall contribute to the amount paid or payable by such indemnifying party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust on the one hand and the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph
(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
The Underwriters' obligations to contribute pursuant to this
Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Trust set forth in this Agreement shall remain operative and in full force and effect, regardless of
(i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Trust, its directors or officers, or any person controlling the Trust, (ii) acceptance of any Shares and payments therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Trust, its directors or officers, or any person controlling the Trust, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

          9.   EXPENSES.  The Trust agrees to pay the
following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 6(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification, if any); (viii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc., if any; (ix) the transportation and other expenses incurred by or on behalf of Trust representatives in connection with presentations to prospective purchasers of the Shares; and (x) the fees and expenses of the Trust's accountants and the fees and expenses of counsel (including local and special counsel) for the Trust.

          10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Trust, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Trust.

          If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with
Section 20 of the Master Agreement Among Underwriters of Salomon Brothers Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Trust for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Trust are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Trust. In any such case which does not result in termination of this Agreement, either you or the Trust shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Trust, purchases Shares which a defaulting Underwriter is obligated but fails or refuses, to purchase.

          Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          11. TRUST EXCULPATION. This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of the Trust by the undersigned in his capacity as a trustee or officer of the Trust, which has been formed as a Maryland real estate investment trust pursuant to a declaration of trust of the Trust dated as of June 17, 1992, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of the Trust shall be bound or have any personal liability hereunder or thereunder. The Underwriter shall look solely to the assets of the Trust for satisfaction of any liability of the Trust with respect to this Agreement and all documents, agreements, understandings and arrangements relating hereto and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Trust or any of their personal assets for the performance or payment of any obligation hereunder or thereunder.

          12. TERMINATION. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Trust by notice to the Trust, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be,
(i) trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Trust by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          13. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover and the statements in the first, third, and fifth paragraphs and the third full sentence of the seventh paragraph and the eighth paragraph exclusive of the cross reference to "Use of Proceeds," each under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 5(b), 5(d) and 8 hereof.

          14. MISCELLANEOUS. Except as otherwise provided in Sections 4, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Trust, at the office of the Trust, Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428, or (ii) if to you, as Representatives of the several Underwriters, care of Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the several Underwriters, the Trust, its trustees and officers, and the other controlling persons referred to in Section 8 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

          15. APPLICABLE LAW; COUNTERPARTS. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various
counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Trust and the several
Underwriters.

                         Very truly yours,


                         KRANZCO REALTY TRUST


                         By:_______________________________
                            Name:
                            Title:




Confirmed as of the date
first above mentioned on
behalf of themselves and
the other several Underwriters
named in Schedule I hereto.


SALOMON BROTHERS INC
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
As Representatives of the Several Underwriters

By:  SALOMON BROTHERS INC


     By:___________________________

        Name:
        Title:
                         Schedule I



Underwriter                         Number of Firm Shares

Salomon Brothers Inc . . . . . . . . . . . . . . . . 600,000
Donaldson, Lufkin & Jenrette
  Securities Corporation . . . . . . . . . . . . . . . . . .
                                                     600,000
Friedman, Billings, Ramsey & Co., Inc. . . . . . . . 600,000

                    TOTAL. . . . . . . . . . . . . . . . . .
                                                   1,800,000

SCHEDULE 5(g)

Jurisdictions of Organization and Foreign
Qualification of Trust and Subsidiaries


Kranzco Realty Trust
Maryland*
Connecticut**
New York**
Pennsylvania**
Rhode Island**

KR Tucson, Inc.
Arizona*

KR Bainbridge, Inc.
Georgia*

KR Harrodsburg, Inc.
Kentucky*

KR Flint, Inc.
Michigan*

KR Livonia, Inc.
Michigan*

KR Minnetonka, Inc.
Minnesota*

KR Roseville, Inc.
Minnesota*

KR Brookhaven, Inc.
Mississippi*

KR Columbus, Inc.
Mississippi*

KR Cary, Inc.
North Carolina*

KR Morganton, Inc.
North Carolina*

KR Columbia, Inc.
South Carolina*

*    State of organization or formation.
** State where such entity should be qualified to do business as a foreign corporation or other entity.
KR Spartanburg, Inc.
South Carolina*



KR Richmond, Inc.
Virginia*

Lilac New York Corp.
New York*

KR Parkway Plaza I, Corp.
Connecticut*

KR Wampanoag, Inc.
Rhode Island*

Kranzco Raynham, Inc.
Massachusetts*

KRT Union Corp.
Delaware*
Pennsylvania**

KR Collegetown, Inc.
New Jersey*

KR Hillcrest Mall, Inc.
New Jersey*

KR Manchester, Inc.
Connecticut*

KR Orange, Inc.
Connecticut*

KRT Property Holdings, Inc.
Maryland*
Pennsylvania**
Connecticut**
New York**

KR Trust One, Inc.
Maryland*

KRT Origination Corp.
Delaware*

*    State of organization or formation.
** State where such entity should be qualified to do business as a foreign corporation or other entity.
KR Atlanta, Inc.
Maryland*

KR Holcomb, Inc.
Georgia*

KR Tower Plaza, Inc.
Georgia*

KR North Park, Inc.
Georgia*

KR Mableton, Inc.
Georgia*

KR Park Plaza, Inc.
Georgia*

Parkway Plaza II Corp.
Maryland*
Connecticut**  [pending good standing]

Lilac Connecticut Corp.
Connecticut*

KR Barn, L.P.
Pennsylvania*

KR Barn, Inc.
Pennsylvania*

KR Bradford Mall, L.P.
Pennsylvania*

KR Bradford Mall, Inc.
Pennsylvania*

KR Valley Forge, L.P.
Pennsylvania

KR Valley Forge, Inc.
Pennsylvania*

Fox Run Limited Partnership
Alabama*
Maryland**

*    State of organization or formation.
** State where such entity should be qualified to do business as a foreign corporation or other entity.
KR Fox Run, Inc.
Maryland*

Hillcrest Plaza Limited Partnership
Maryland* [application to establish good standing is presently pending]

KR Hillcrest, Inc.
Maryland*

KR 69th Street L.P.
Pennsylvania*

KR 69th Street, Inc.
Pennsylvania*

KR Best Associates, L.P.
Pennsylvania*

KR Best Associates, Inc.
Pennsylvania*

KR MacArthur Associates, L.P.
Pennsylvania*

KR MacArthur, Inc.
Pennsylvania*

KR Pilgrim, L.P.
Pennsylvania*

KR Pilgrim, Inc.
Pennsylvania*

KR Suburban, L.P.
New Jersey*

KR Suburban, Inc.
New Jersey*

KR Street Associates, L.P.
Pennsylvania*

KR Street, Inc.
Pennsylvania*

Coral Hills Associates Limited Partnership
Maryland*

*    State of organization or formation.
** State where such entity should be qualified to do business as a foreign corporation or other entity.
KR Coral Hills, Inc.
Maryland*

KR Culpeper, Inc.
Maryland*

KR Culpeper II, Inc.
Maryland*

KR Campus, Inc.
Maryland*

KR Campus II, Inc.
Maryland*

KR Marumsco, Inc.
Maryland*

KR Marumsco II, Inc.
Maryland*

KR Development, Inc.
Pennsylvania*

KR Development, L.P.
Pennsylvania*

General Partnership

        The States of Maryland and Virginia do not issue good standing certificates for general partnership entities.
In lieu thereof, we are providing copies of the organizational documents for each of the following entities:

Culpeper Shopping Center Joint Venture
Maryland*
Virginia*

Campus Village Shopping Center Joint Venture
Prince George County, Maryland*

Marumsco-Jefferson Joint Venture
Prince William County, Virginia*

*    State of organization or formation.
** State where such entity should be qualified to do business as a foreign corporation or other entity.

                       Schedule 5(hh)

                Georgia Acquisition Documents

1.   Agreement between GP Development Corporation and
     Kranzco Realty Trust, dated October 30, 1997.

2.   Agreement and Plan of Merger among GP Development
     Corporation, Kranzco Realty Trust, KR Atlanta, Inc., and all of the shareholders of GP Development
     Corporation.
                         Annex 7(c)

                   Form of Legal Opinions



          i. The Trust is a real estate investment trust duly formed and validly existing in good standing under the laws of the State of Maryland with full trust power to own, lease and operate its properties and to conduct its business substantially as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), each Subsidiary is a corporation, limited liability company or limited partnership, as the case may be, duly formed and validly existing in its jurisdiction of organization and each of the Trust and each Subsidiary is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Trust and the Subsidiaries, taken as a whole;

          ii. The Trust has no subsidiary and does not control, directly or indirectly, any corporation, trust, partnership, limited liability company, joint venture, association or other business association other than the Subsidiaries;

          iii. The authorized shares of beneficial interest of the Trust consists of 100 million shares of beneficial interest, $.01 par value per share. The shares of beneficial interest of the Trust conform as to legal matters in all material respects to the description thereof contained in the Prospectus and the Prospectus Supplement under the caption "Description of Shares of Beneficial Interest" and all of the issued and outstanding shares of beneficial interest of the Trust are duly authorized, validly issued, fully paid and nonassessable (except that shareholders may be subject to personal liability with respect to certain claims for tort, contract, taxes and statutory liability in some jurisdictions to the extent such claims are not satisfied by the Trust).

          iv. The Trust has (a) 10,347,279 common shares, par value $.01 per share (the "Common Shares"), currently issued and outstanding, (b) classified 11,155 shares as Series A-1 Increasing Rate Cumulative Convertible Preferred Shares, of which 11,155 shares are currently issued and outstanding, (c) classified 1,235,000 shares of 9.75% Series B-1 Cumulative Convertible Preferred Shares, of which 274,606 shares are currently issued and outstanding, (d) classified 1,235,000 shares as 9.75% Series B-2 Cumulative Convertible Preferred Shares, of which 908,725 are currently issued and outstanding, and (e) classified 395,834 shares of Series C Cumulative Redeemable Preferred Shares, of which 222,750 shares are currently issued and outstanding; and (f) 3,450,000 shares of 9 1/2% Series D Cumulative Redeemable Preferred Shares, none of which have been issued;

          v. The Shares conform in all material respects to the description thereof in the Prospectus under the captions "Description of Series D Preferred Stock";

          vi. All of the outstanding shares of capital stock of each Subsidiary which is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and all of such shares of capital stock of each Subsidiary which is a corporation are owned of record by the Trust, free and clear of any perfected security interests or, to our knowledge, any other liens, encumbrances, security interests and claims; and based solely on our review of the limited partnership agreements and operating agreements of each Subsidiary which is a limited partnership or a limited liability company, as the case may be, all of the partnership interests or membership interests, as the case may be, of such Subsidiary which is a limited partnership or a limited liability company, as the case may be, are owned by the Trust directly, or indirectly, free and clear of any perfected security interests or, to our knowledge, any other liens, encumbrances, security interests and claims;

          vii. The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable (except that shareholders may be subject to personal liability with respect to certain claims for tort, contract, taxes and statutory and other liabilities in some jurisdictions) and free of any preemptive, or to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Common Shares or Preferred Shares or other securities of the Trust upon the issuance of the Shares by the Trust;

          viii. The Shares have been duly authorized for listing, subject to official notice of issuance, on the NYSE. The form of certificate evidencing the Shares is in due and proper form and complies in all material respects with all applicable statutory and NYSE requirements;

          ix.  The form of certificates evidencing the
Shares conforms in all material respects to the requirements of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland;

          x. The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, to our knowledge (based solely on oral representations of a member of the staff of the Commission and a certificate of the Trust) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

          xi. The Trust has full trust power to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Trust and is a valid, legal and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Trust's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

          xii. To the best knowledge of such counsel after reasonably inquiry, neither the Trust nor any Subsidiary is in violation of its declaration of trust, charter or bylaws, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus, or the default of which would not have a material adverse effect on the Trust and the Subsidiaries taken as a whole;

          xiii. Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Trust with the provisions hereof nor consummation by the Trust or any Subsidiary of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the declaration of trust or bylaws, or other organizational documents of the Trust and the Subsidiaries or to the best knowledge of such counsel, any agreement, indenture, lease or other instrument to which the Trust or any Subsidiary is a party or by which the Trust or any Subsidiary or any of their respective properties is bound that is an exhibit to the Registration Statement or incorporated by reference thereto, or is known to such counsel after reasonable inquiry, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or any Subsidiary, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Trust or any Subsidiary or any of their respective properties, the default, violation or imposition of which will have a material adverse effect on the Trust and the Subsidiaries taken as a whole;

          xiv. No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Trust or any Subsidiary (except as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

          xv.  At the Closing Date, the Registration
Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial, accounting and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, as to which we do not express any opinion) comply as to form in all material respects with the requirements of the Act, except that we express no opinion as to the form of exhibits to the Registration Statement, or to the accuracy, completeness or fairness of the statements contained in the Registration Statement (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

          xvi. To the best knowledge of such counsel after reasonable inquiry, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Trust or any Subsidiary, or to which the Trust or any Subsidiary or any of their respective property is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

          xvii.     The statements in the Registration
Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

          xviii.    The statements set forth under the
headings "Description of Debt Securities," "Description of Shares of Common Shares," "Description of Preferred Shares" and "Description of Series D Preferred Shares" in the Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the securities of the Trust, provide a fair summary of such provisions; and the statements set forth under the headings "Restrictions on Ownership" and "Federal Income Tax Considerations" in the Prospectus and "Risk Factors," and "Recent Developments," in the Prospectus Supplement, insofar as such statements constitute a summary of the legal matters or legal conclusions, have been reviewed by them and are correct in all material respects;

          xix. Except as described in the Registration
Statement and the Prospectus or any Incorporated Document and, to the best of our knowledge, there are no contracts, agreements or understandings between the Trust and any person granting such person or entity the right to require the registration of any shares of Common Stock or any other securities of the Trust because of the filing of the Registration Statement or sale of the Shares as contemplated by the Underwriting Agreement;

          xx. The Trust and its Subsidiaries are not now and after the sale of the Shares to be sold hereunder and application of the net proceeds from such sale as described in the Prospectus Supplement under the caption "Use of Proceeds," none of them will be, an "investment company", or an entity "controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

          xxi. Each of the Georgia Acquisition Documents to which the Trust or any Subsidiary is a party has been duly authorized and executed by such entity and constitutes a valid and binding obligation of the parties thereto, enforceable against each in accordance with the terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors' rights and general principles of equity;

          xxii.     The Trust satisfied all conditions and
requirements for filing the Registration Statement on Form
S-3 under the Securities Act;

          xxiii.    The Trust was organized in conformity
with the requirements for qualification as a REIT for federal income tax purposes, and, based on the facts and assumptions set forth in the Prospectus, and the Prospectus
Supplement and certain representations by the Trust, including but not limited to those set forth in the Officer's Certificate regarding certain federal income tax matters, its method of operation has enabled it, and its proposed method of operation will enable it, to meet the requirements under the Code for qualification and taxation as a REIT and the Subsidiaries will be treated for Federal income tax purposes as partnerships and not as associations taxable as corporations or as publicly-traded partnerships;

          xxiv. To the best of our knowledge, except as described in the Prospectus or the Registration Statement (or any amendment or supplement thereto) or any Incorporated Document, there are no outstanding options, warrants or other written rights calling for the issuance of, or any written commitment, plan or arrangement to issue, any capital stock of the Trust or any security convertible into, or exchangeable for, the capital stock of the Trust.

          xxv. To the best knowledge of such counsel, each of the Trust and the Subsidiaries has the Authorization necessary to conduct their respective businesses except where the failure to have any Authorization would not have a Material Adverse Effect, and to the best of such counsel's knowledge, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows, or after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization, the occurrence of such event, singly or in the aggregate, would have a Material Adverse Effect;

          In addition, such counsel shall state that, although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus and the Prospectus Supplement, as of their respective dates and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectus and the Prospectus Supplement, as of their respective dates and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).